UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2015

National Beverage Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14170	59-2605822
(Commission File Number)	(IRS Employer Identification No.)

8100 SW Tenth Street, Suite 4000
Fort Lauderdale, Florida	33324
(Address of Principal Executive Offices)	(Zip Code)

(954) 581-0922
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matter to a Vote of Security Holders

On October 2, 2015, National Beverage Corp. held its Annual Meeting of Shareholders. The following matter was voted upon at the meeting: Election of two Class I Directors for a term of three years. Mr. Joseph G. Caporella was re-elected by a vote of 43,646,985 shares for and 216,325 shares withheld; and Mr. Samuel C. Hathorn, Jr. was re-elected by a vote of 37,696,906 shares for and 6,166,404 shares withheld. There were no broker non-votes with respect to the above proposals.

As of the end of our 2015 fiscal year, 74.3% of our earnings have been distributed to shareholders and our shareholders have been rewarded with value increases (stock appreciation assuming dividend reinvestment) of:

Years	FIZZ	S&P 500	Multiple
5	169%	73%	2.3x
10	610%	79%	7.7x
20	3160%	306%	10.3x

Our Board has been instrumental in leading this exemplary performance and we think both members standing for re-election deserved the support of all our shareholders.

Despite their fiduciary responsibilities, some institutions have delegated their voting responsibilities to proxy advisory firms that apparently apply the same guidelines to all corporations on the basis of ideology without regard to their size or other unique aspects. These firms seem to favor form over substance by rewarding “process” rather than “performance.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

National Beverage Corp.
(Registrant)

Date: October 8, 2015	/s/ George R. Bracken
George R. Bracken
Executive Vice President - Finance